Exhibit 10.1

EIGHTH AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF UNITED DOMINION REALTY, L.P.

This Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of November 17, 2010 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “General Partner”), as the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the General Partner by Section 11.01 of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2004, as amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of June 24, 2005, the Second Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2006, the Third Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of January 2, 2007, the Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 27, 2007, the Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 7, 2008, the Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 9, 2008 and the Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 13, 2009 (as amended, the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the General Partner desires to amend Section 8.05(a) of the Agreement with respect to the number of Notices of Redemption that a Limited Partner may deliver to the Partnership during a calendar year.

NOW THEREFORE, the General Partner hereby amends the Agreement as follows:

1. Amendment. Section 8.05(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

(a) Subject to Sections 8.05(b), 8.05(c), 8.05(d), and 8.05(e), and the provisions of any agreement between the Partnership and any Limited Partner with respect to Partnership Units held by such Limited Partners, such Limited Partner, other than the Original Limited Partner, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date, or on the Class A Specified Redemption Date with respect to a Class A Partner, all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership, provided, that such Partnership Units shall have been outstanding for at least one year. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.05(b). A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. Except as otherwise provided in Section 8.05(h), the Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date or the Class A Specified Redemption Date, as applicable.

2. Miscellaneous. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

UDR, INC.

By: /s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President